                            AM GENERAL CORPORATION
                            105 North Niles Avenue
                             South Bend, IN 46617

                                                     May 1, 1997

Mr. Paul J. Cafiero
17549 Irongate Court
Granger, IN 46530


     RE:  NET WORTH PARTICIPATION AGREEMENT

Dear Mr. Cafiero:

     This will confirm the understanding of AM General Corporation (the "Company"), with you with respect to your Cumulative Net Income Participation, intended to constitute additional incentive compensation to you:

     1.   Vesting. On October 31, 2000, provided that you have been continuously
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in the employ of the Company from the date hereof through that date, you shall receive a credit of six-tenths of one percent (.6%) and on October 31 in each of the years 2001 and 2002, and subject to the same proviso you shall receive an additional credit of two-tenths of one percent (.2%), for a maximum credit if you remain in the employ of the Company continuously through October 31, 2002, of one percent (1%) ("Maximum Credit"). Except as provided in paragraph 4, you shall not receive any credit unless you remain in the employ of the Company from the date hereof continually until October 31, 2000, and thereafter you shall not receive credit for any partial year, unless your employment terminates due to death or total disability, in which case you receive full credit of two-tenths of one percent (.2%) for the year in which such termination takes place.

     2.   Cumulative Net Income Participation Benefit. Upon the termination of
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your employment by the Company, other than for cause, after October 31, 2000, or your death or

Mr. Paul J. Cafiero
May 1, 1997
Page 2


total disability while in our employment after the date hereof and before November 1, 2000, you (or your designee or estate) shall be entitled to a payment ("Payment") equal to the product of (a) the total percentage credited to you under paragraph 1 or paragraph 4 (a maximum of 1%) multiplied by (b) the "cumulative consolidated net income of the Company available to its Common Stock, from the date hereof through the end of its fiscal quarter immediately preceding the date of your termination. If there is no positive "cumulative consolidated net income" there shall be no payment. The determination of the independent public accountants for the Company as to the cumulative consolidated net income, made in accordance with generally accepted accounting principles, consistently applied, shall be conclusive, provided that (a) there shall be
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added back for each accounting period the net increase (non-cash charge), after tax benefits, in the Company's liability for so-called "other post-employment benefits" for such period, and (b) there shall be deducted from net income for each period the amount paid as dividends on the Common Stock of the Company during such period. If you shall voluntarily leave your employment before October 31, 2000, or if your employment shall be terminated for cause at any time, you shall not receive any Payment.

     3.   Dividend Participation.  If while you are employed by the Company, the
          ----------------------
Company shall pay any cash dividend on its Common Stock, then the Company shall make a cash payment to you equal to the total amount of the cash dividend multiplied by your Maximum Credit.

     4.   Early Termination of Employment because of Disability or Death.  If
          --------------------------------------------------------------
your

Mr. Paul J. Cafiero
May 1, 1997
Page 3

employment shall be terminated prior to November 1, 2000 because of your total disability or death, the Payment shall equal the product of six-tenths of one percent (.6%) multiplied by a fraction the numerator of which shall be the number of full months which shall have elapsed between the date hereof and the date of termination of your employment and the denominator of which shall be 42, and multiplied again by the "cumulative consolidated net income" determined as at the end of the fiscal quarter immediately preceding your date of termination.

     5.   Payment. The Payment shall be payable to you (or your designee or
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estate) in 40 equal quarterly installments, without interest, commencing three
(3) months after the termination of your employment, and at 3-month intervals thereafter. The period during which the payments will be made is herein called the "Payment Period".

     6.   Sale of Substantially all of the Company's Stock or Assets. If, while
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you shall be employed by the Company (and whether before or after October 31,
2000), all or substantially all the stock or assets of the Company shall be sold to a person who is not an affiliate of Ira Leon Rennert, or if The Renco Group, Inc. sells a controlling interest in the Company, then, upon the closing of such sale, your full 1% credit shall be deemed to be vested, and you shall be entitled to receive as payment in full of your participation, your pro rata share (1%) of the "net proceeds" of the sale available for the Company's Common Stock, in kind, on the same terms and conditions as the Company or its shareholder is being paid. "Net proceeds", for purposes hereof, shall mean the amount if any, by which the proceeds of the sale after deducting all expenses of the sale, an amount sufficient to redeem

Mr. Paul J. Cafiero
May 1, 1997
Page 4


all outstanding Preferred Stock of the Company, and all liabilities retained by the seller exceeds the consolidated net worth applicable to the Common Stock of the Company on the date hereof. Except for such payment, neither you nor this Company shall have any further rights or liabilities hereunder.

     7.   Provision applicable if Company becomes publicly held.
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     (a)  If, while you are employed by the Company, the Company shall become publicly held (i.e., registers under Section 12 of the Securities Exchange Act
               ----
of 1934), then, in lieu and satisfaction of all your other rights under this Agreement, The Renco Group, Inc. shall cause to be issued to you such number of shares of Common Stock to the Company as is equal to the product of (a) the total number of such shares outstanding immediately prior to the Company becoming public multiplied by (b) your Maximum Credit.

     (b) If, while you are a stockholder of the Company, a public offering of Common Stock of the Company shall be registered under the Securities Act of 1966 (other than an offering solely for the account of the Company), then you shall be entitled to have your shares included therein in the same proportion and on the same terms as other selling stockholders.

     8.   Conditions Precedent. You shall comply with the following provisions
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as a condition precedent to your right to receive Payments:

     (a) For the purposed hereof, all confidential information about the business and affairs of the Company (including, without limitation, business plans, product design and specifications, financial, engineering, and marketing information and information about costs,

Mr. Paul J. Cafiero
May 1, 1997
Page 5


manufacturing methods, names of suppliers and customers) constitute "Company Confidential Information." You acknowledge that for some years, you have been a senior executive of the Company, or a predecessor. You further acknowledge that you have in the past had, and will continue to have, access to and knowledge of Company Confidential Information, and that improper use of revelation of same by you during or after the termination of your employment by the Company could cause serious injury to the business of the Company. Accordingly, you agree that you will forever keep secret and inviolate all Company Confidential Information
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which shall have come or shall hereafter come into your possession, and that you will not disclose such Company Confidential Information to any other person.

     (b) You agree that while you have the right to receive Payments hereunder, you will not (whether as an officer, director, partner, proprietor, investor, associate, employee, consultant, adviser, public relations or advertising representative or otherwise), directly or indirectly, be engaged in the business of manufacturing highly mobility multipurpose wheeled vehicles (all models now manufactured by the Company and all models which may be manufactured or planned for manufacture by the Company during your employment) within any part of the United States. For purposes of the preceding sentence, you shall be deemed to be engaged in any business which any person for whom you shall perform services is engaged. Nothing herein contained shall be deemed to prohibit you from owning as a passive investment, a security of any issuer which is not a supplier, vendor, customer or competitor of the Company.

     9.   Notices.  Any notices to be sent pursuant hereto shall be sent by
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hand,

Mr. Paul J. Cafiero
May 1, 1997
Page 6


certified or registered mail or overnight service to you, at the address indicated above and the Company, c/o The Renco Group, Inc., 30 Rockefeller Plaza, New York, New York 10112, to the attention of Ira Leon Rennert, or to any other address which any of us may designate by notice in writing.

     Please confirm that the foregoing correctly sets forth our full agreement with respect to your cumulative net income participation by signing and returning the enclose copy of this letter.

                                             Very truly yours,
                                             AM GENERAL CORPORATION

                                             By:/s/ James A. Armour
                                                -------------------
                                                 James A. Armour
                                                 President and CEO


Paragraph 7(a) agreed to:
THE RENCO GROUP, INC.


By [SIGNATURE ILLEGIBLE]


CONFIRMED AND AGREED TO:

/s/ Paul J. Cafiero
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Paul J. Cafiero